UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

EMTEC, INC. (Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-32789 (Commission File No.)	87-0273300 (IRS Employer Identification No.)

572 Whitehead Road, Bldg. # 1 Trenton, New Jersey 08619 (Address of principal executive offices)

Registrant’s telephone number: (609) 528-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 24, 2006, the board of directors of Emtec, Inc. (the “Company”) elected Bob Mannarino as a member of the Board of Directors. Mr. Mannarino will serve as a Class A director and will stand for election at the Company’s 2007 annual meeting of stockholders. There are no arrangements or understandings between Mr. Mannarino and any other persons pursuant to which he was selected as a director, and there are no reportable transactions under Item 404(a) of Regulation S-K.

Mr. Mannarino, age 48, is currently the President of Boardroom Associates, a strategy consulting firm.  Prior to this, Mr. Mannarino served as the Chairman, CEO and President of RewardsPlus, a benefits administration outsourcing firm.  Mr. Mannarino has served as the President or COO of two public companies, ICT Group and CDI Corporation, respectively.  Mr. Mannarino has also served as the COO of Checkfree's Investment Services business and has held senior positions at ADP and Citigroup.  Mr. Mannarino has an MBA from the University of Chicago Graduate School of Business and a Bachelor of Science Degree in Computer Science from Union College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2006

Emtec, Inc.

By: /s/ Dinesh R. Desai

Name: Dinesh R. Desai

Title: Chairman and Chief Executive Officer